UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.           )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

SCHULTZE SPECIAL PURPOSE ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Schultze Special Purpose Acquisition Corp. Announces Intent to Convene and Adjourn its Special
Meeting of Stockholders to September 30, 2020

Rye Brook, NY, September 28, 2020 – Schultze Special Purpose Acquisition Corp. (Nasdaq: SAMA, SAMAW and SAMAU) (the “Company”) today announced that it intends to convene and then adjourn, without conducting any business, its special meeting of stockholders scheduled to occur at 11:00 a.m., Eastern time, on September 29, 2020, and reconvene at 9:00 a.m., Eastern time, on September 30, 2020, to vote on the proposals described in the proxy statement filed with the Securities and Exchange Commission (“SEC”) on September 4, 2020. At the special meeting, stockholders of the Company will be asked to vote on a proposal to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional three months, from September 30, 2020 to December 31, 2020 (the “Charter Amendment”), and, if necessary, a proposal to direct the chairman of the special meeting to adjourn the special meeting to a later date or dates to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the foregoing proposal (the “Adjournment Proposal”).

The special meeting will still be held at the offices of Greenberg Traurig, LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, VA 22102.

If you have not submitted a proxy for use at the special meeting, you are urged to do so promptly. No action is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy. Information about voting or revoking a proxy is included in the proxy statement filed by the Company with the SEC on September 4, 2020, which is available without charge on the SEC’s website at http://www.sec.gov.

About Schultze Special Purpose Acquisition Corp.

Schultze Special Purpose Acquisition Corp. (NASDAQ: SAMA, SAMAW and SAMAU) is a blank check company formed for the purpose of entering into a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The Company's sponsor is an affiliate of Schultze Asset Management, LP, an alternative investment management firm founded in 1998 that focuses on distressed, special situation and event-driven securities and has invested over $3.2 billion since inception with a notable track-record through its active investment strategy. The Company itself is backed by an experienced team of operators and investors with a successful track-record of creating material value in public and private companies.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections.

Additional information concerning factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the proxy statement filed by the Company with the SEC on September 4, 2020. Our SEC filings are available publicly on the SEC’s website at http://www.sec.gov. The Company disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Charter Amendment and Where to Find It

In connection with the proposed Charter Amendment and Adjournment Proposal, the Company filed a definitive proxy statement with the SEC on September 4, 2020 and thereafter commenced mailing the definitive proxy statement to its stockholders as of the August 24, 2020 record date for the special meeting. Investors and security holders of the Company are advised to read the definitive proxy statement that was filed with the SEC in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to approve the proposed Charter Amendment and, if submitted to the Company’s stockholders, the Adjournment Proposal because the definitive proxy statement contains important information about the proposed Charter Amendment and Adjournment Proposal. Stockholders may also obtain a copy of the definitive proxy statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website at http://www.sec.gov or by directing a request to: Schultze Special Purpose Acquisition Corp, 800 Westchester Avenue, Suite 632, Rye Brook, New York 10573; e-mail: sdu@samco.net.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali LLC at:  Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, phone: (800) 662-5200 (banks and brokers call collect at: (203) 658-9400), email: SAMA.info@morrowsodali.com.

Participants in Solicitation

The Company and certain of its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders. Information concerning the interests of the directors and executive officers of the Company is set forth in the definitive proxy statement filed with the SEC on September 4, 2020.

Schultze Special Purpose Acquisition Corp.

George J. Schultze: schultze@samco.net

Gary M. Julien: gjulien@samco.net

(914) 701-5260

Investor Relations

Raphael Gross

ICR

raphael.gross@icrinc.com

(203) 682-8253